UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St., Suite 300 Houston, Texas USA 77010	1 Berkeley Street Mayfair, London The United Kingdom W1J8DJ	Stationsplein 45 3013 AK Rotterdam The Netherlands

(Addresses of principal executive offices)

(713) 309-7200	+44 (0)20 7016 9527	+31 (0)10 275 5500

(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

On February 19, 2015, LyondellBasell Industries N.V. (the “Company”) announced that Craig B. Glidden has decided to retire from his position as the Company’s Executive Vice President and Chief Legal Counsel effective February 28, 2015.

Also on February 19, 2015, the Company announced the appointment of Jeffrey A. Kaplan to Executive Vice President and Chief Legal Counsel, effective March 1, 2015. Mr. Kaplan, 46, has been Deputy General Counsel since joining the Company in December 2009. From 2001 to 2009 he served in a variety of leadership roles at Chevron Phillips Chemical Company, including deputy general counsel. From 1992 to 2001 he was in private law practice in Houston.

The Company also announced that its Supervisory Board has nominated Mr. Kaplan for election to the Management Board by shareholders at the 2015 Annual General Meeting.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release dated February 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: February 20, 2015	By:	/s/ Bhavesh V. Patel
Bhavesh V. Patel
Chief Executive Officer

Exhibit Index

99.1	Press Release dated February 19, 2015